Exhibit 21

Subsidiaries of Entergy Corporation as of December 31, 2006

Certain subsidiaries, which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 2006, have been omitted.

Name of Company	State of Incorporation

Entergy Corporation	Delaware
Entergy Arkansas, Inc.	Arkansas
System Fuels, Inc	Louisiana
The Arklahoma Corporation	Arkansas
Arkansas Power & Light Company	Arkansas
Entergy Gulf States, Inc.	Texas
Varibus LLC (Varibus)	Texas
Prudential Oil & Gas LLC	Texas
Southern Gulf Railway LLC	Texas
GSG&T Inc.	Texas
Gulf States Utility Company	Texas
Entergy Louisiana Holdings, Inc	Texas
Entergy Louisiana Properties, LLC	Texas
System Fuels, Inc	Louisiana
Entergy Louisiana, LLC	Texas
Louisiana Power & Light Company	Louisiana
Entergy Mississippi, Inc	Mississippi
System Fuels, Inc	Louisiana
Jackson Gas Light Company	Mississippi
Entergy Power & Light Company	Mississippi
The Light, Heat and Water Company of Jackson, Mississippi	Mississippi
Mississippi Power & Light Company	Mississippi
Entergy New Orleans, Inc.	Louisiana
System Fuels, Inc.	Louisiana
New Orleans Public Service, Inc	Louisiana
System Energy Resources, Inc	Arkansas
Entergy New Nuclear Utility Development, LLC	Delaware
Entergy Services, Inc.	Delaware
Entergy Operations, Inc	Delaware
EPI Holdings, Inc.	Delaware
Entergy Power, Inc.	Delaware
Entergy Enterprises, Inc.	Arkansas
Entergy Nuclear, Inc.	New York
TLG Services, Inc	Connecticut
Entergy Nuclear PFS Company	Delaware
Entergy Nuclear Potomac	Delaware
Nu Start Energy Development, LLC	Delaware
Entergy Nuclear Holding Company # 1	Delaware
Entergy Nuclear Generation Company	Massachusetts
Entergy Nuclear New York Investment Company I	Delaware
Entergy Nuclear Indian Point 3, LLC	Delaware
Entergy Nuclear FitzPatrick, LLC	Delaware
Entergy Nuclear Holding Company # 2	Delaware
Entergy Nuclear Operations, Inc	Delaware
Entergy Nuclear Fuels Company	Mississippi
Entergy Nuclear Holding Company	Delaware
Entergy Nuclear Holding Company # 3,	Delaware
Entergy Nuclear Investment Company,	Delaware
Entergy Nuclear Indian Point 2, LLC	Delaware
Entergy Nuclear Nebraska, LLC	Delaware

Name of Company	State of Incorporation

Entergy Nuclear Vermont Investment Company, LLC	Delaware
Entergy Nuclear Vermont Yankee, LLC	Delaware
Entergy Nuclear Finance Holding, Inc	Arkansas
Entergy Nuclear Finance, LLC	Delaware
Entergy Global Trading Holdings, LTD	Cayman Islands
Entergy Power Generation, LLC	Delaware
Entergy Nuclear Power Marketing, LLC	Delaware